Exhibit 99(a)
DELPHI CORPORATION 2007 SHORT-TERM INCENTIVE PLAN
1. PURPOSE OF THE PLAN
     The purposes of the Delphi Corporation 2007 Short-Term Incentive Plan (“the Plan”) are to reward performance and provide future incentives to employees who contribute to the success of the business of Delphi Corporation (“Delphi” or the “Corporation”). The Plan is available for incentive programs not to exceed a period of one year for eligible employees. Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation to termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended. To the extent any award under the Plan would become subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such award shall be granted in compliance with the requirements set forth in Section 409A of the Code and any binding regulations or guidance promulgated thereunder.
2. EFFECTIVE DATE AND DURATION OF THE PLAN
     This Plan shall become effective on the consummation of Delphi’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Effective Date”). Awards may be made under this Plan until the tenth anniversary of the Effective Date (the “Expiration Date”).
3. PLAN ADMINISTRATION AND ELIGIBILITY
(a)	The Compensation and Executive Development Committee of the Delphi Corporation Board of Directors comprised solely of “outside directors” as described under Section 162(m) of the Code (the “Committee”), as from time to time constituted pursuant to the By-Laws of Delphi, may authorize annual target award grants to employees. The Committee, in its sole discretion, determines the performance levels at which different percentages of such awards will be earned, the collective amount for all awards to be granted at any one time, and the individual annual grants with respect to employees who are members of the Delphi Strategy Board (the “Strategy Board”) and any officer of the Corporation who is not on the Strategy Board but is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”). The Committee may delegate to the Chief Executive Officer, the Strategy Board or such other committee or individual as determined by the Committee responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not Strategy Board members and who are not Section 16 Officers. With regard to awards that are intended to meet the performance-based exception from the tax deductibility limitations in Section 162(m) of the Code (the “Performance-Based Exception”) and that are made to an employee who is expected to be a “covered employee” as defined in Section 162(m)(3) of the Code, such delegation shall not include authority or responsibility which would cause the employee’s award to fail the

Performance Based Exception. All such awards will be denominated and paid in cash (U.S. dollars or local currency equivalent).
(b)	Full power and authority to construe and interpret the Plan are vested in the Committee. The Committee determines the selection of employees for participation in the Plan and also decides any questions and settles any disputes or controversies that may arise. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Strategy Board. The Committee has the right, in the case of participants not employed in the United States, to vary from the provisions of the Plan in order to preserve its incentive features.
(c)	Only persons who are employees of the Corporation are eligible to receive an award under the Plan. Subject to such additional limitations or restrictions as the Committee may impose, the term “employees” means persons (i) who are employed by the Corporation, or any subsidiary (as defined below), including employees who are also directors of the Corporation or any such subsidiary, or (ii) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity that is not a subsidiary but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term “subsidiary” means (x) a corporation of which the Corporation owns, directly or indirectly, capital stock having ordinary voting power to elect a majority of the board of directors of such corporation, or (y) any unincorporated entity of which the Corporation can exercise, directly or indirectly, comparable control. The Committee will determine when and to what extent individuals otherwise eligible for consideration become employees and when any individual will be deemed to have terminated employment for purposes of the Plan. To the extent determined by the Committee, the term employees will include former employees and any executor(s), administrator(s), or other legal representatives of an employee’s estate.
4. DETERMINATION OF ANNUAL INCENTIVE AWARD
(a)	Prior to the grant of any target award, the Committee will establish performance levels for each such award related to the enterprise (as defined below) at which 100% of the award will be earned and a range (which need not be the same for all awards) within which greater and lesser percentages will be earned. The term “enterprise” means the Corporation, or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest. The establishment of performance levels by the Committee will occur before the commencement of or within twenty-five percent (25%) of the beginning of the performance period. The “performance period” will be twelve (12) months or less.
(b)	With respect to the performance levels to be established, the Committee will establish the specific measures for each grant at the time of such grant. In creating these measures, the

Committee may establish the specific goals based upon or relating to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Delphi common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, quality, earnings before interest and taxes (EBIT) and/or earnings before interest, taxes, depreciation and amortization (EBITDA). The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Corporation, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes.
(c)	No target award will be granted to any director of the Corporation who is not an employee at the date of grant.
(d)	The Committee may adjust the performance levels and goals for any performance period; provided, however, with respect to awards designed to qualify for the Performance Based Exception, the performance levels and goals may not be adjusted after the Committee has approved them for a performance period in a manner that would increase the amount of the resulting annual incentive award. Nevertheless, the Committee shall have the authority to make appropriate adjustments as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine to preserve the incentive features of the Plan (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a participant).
5. DETERMINATION AND PAYMENT OF FINAL AWARD
(a)	Except as otherwise provided in the Plan, the percentage of each target award to be distributed to an employee will be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for Strategy Board members and to Section 16 Officers to reflect individual performance during such period, which for covered officers will involve only negative discretion. Adjustments to awards to reflect individual performance for employees who are not Strategy Board members and who are not Section 16 Officers may be made by the Chief Executive Officer, Strategy Board or such other committee or individual as determined by the Committee. Any target award, as determined and adjusted, is herein referred to as a “final award.” No award will be paid to a “covered employee” unless and until the

Committee certifies the performance in writing. The total award paid to any employee for any year will not exceed $7.5 million.
(b)	Payment of any final award (or portion thereof) to an employee is subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, may not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request.
(c)	Subject to the foregoing, Final Awards shall be paid as soon as practicable following the end of the applicable performance period, but in no event later than March 15 following the last day of the applicable performance period.
6. TREATMENT OF AWARDS UPON EMPLOYEE’S DEATH OR TERMINATION OF EMPLOYMENT
(a)	If an employee is dismissed for cause or quits employment at any time, without the prior written consent of the Corporation, except as otherwise determined by the Committee, the award will terminate on the date of termination of employment.
(b)	If, upon death or a qualified termination of an employee’s employment prior to the end of any performance period, the Committee determines to waive the condition precedent of continuing to render services as provided in paragraph 3(c), then the target award granted to such employee with respect to such performance period will be reduced pro rata based on the number of months remaining in the performance period after the month of death or termination; provided, that such actions would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code. The final award for such employee will be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the period prior to death or termination.
     A qualified termination will include a retirement, permanent medical disability or any other termination, as approved by the Committee, albeit not described herein.

     A qualifying leave of absence, determined in accordance with procedures established by the Committee, will not be deemed to be a termination of employment but, except as otherwise determined by the Committee, the employee’s target award may, but shall not be required to, be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period; provided, that such actions would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code. A target award will not vest during a leave of absence granted an employee for government service.
7. CHANGE IN CONTROL
(a)	Upon the effective date of any Change in Control of the Corporation all outstanding unvested awards granted under this Plan will vest on a pro-rata basis based on the greater of target award or actual performance during the applicable performance period up to the date of the Change in Control. The pro-rated award shall be paid as a single lump sum payment as soon as reasonably practicable following the date of the Change in Control, but in no event later than March 15 of the calendar year following the year in which the Change in Control occurs.
(b)	The term “Change in Control” shall have the same meaning given such term in the change in control agreements to be entered into with certain of Delphi’s executive officers in connection with Delphi’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code.
8. PLAN AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION
     The Committee may, in its sole discretion, at any time, amend, modify, suspend, or terminate this Plan provided that no such action (a) adversely affects the rights of an employee with respect to previous target awards or final awards under the Plan (except as otherwise permitted), and the Plan, as constituted prior to such action, continues to apply with respect to target awards previously granted and final awards which have not been paid, (b) increases the limit on the maximum amount of final awards for covered officers, (c) renders any director of the Corporation who is not an employee at the date of grant or any member of the Committee or the Audit Committee of the Delphi Corporation Board of Directors, eligible to be granted a target award, or (d) permits any target award to be granted under this Plan after the Expiration Date; provided, that no such amendment shall be made without the approval of the Corporation’s stockholders if such approval is required to preserve the exemption of awards granted under the plan from the limitations of deductibility of Section 162(m).
9. STATUTE OF LIMITATIONS AND CONFLICT OF LAWS
     Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan will, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto will be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws, and construed accordingly.
10. MISCELLANEOUS
(a)	All final awards which have been awarded in accordance with the provisions of the Plan will be paid as soon as practicable following the end of the related performance period. If the Corporation has any unpaid claim against an employee arising out of or in connection with the employee’s employment with the Corporation, such claim may be offset against awards under the Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to repay gains received under the Delphi 2007 Long Term Incentive Plan, or Corporate business credit card charges.
(b)	To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right will be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions will be paid from the general assets of the Corporation. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.
(c)	If an employee is promoted during the award period, a target award may be increased to reflect such employee’s new responsibilities.
(d)	The expenses of administering this Plan will be borne by the Corporation.
(e)	Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award is assignable or transferable and, during the lifetime of the employee, any payment of any final award will only be made to the employee.
(f)	In the event of death, the executor(s) or administrator(s) of the employee’s estate, or such other person(s) as determined by a court of competent jurisdiction, may receive payment, in accordance with and subject to the provisions of this Plan, provided the executor(s), administrator(s), or other person supplies documentation satisfactory to the Corporation to so act. Upon making such determination, the Corporation is relieved of any further liability regarding any award to the deceased employee.
(g)	If the Corporation’s financial results are materially restated, the Committee may review the circumstances surrounding the restatement and determine whether and which employees will be required to forfeit the right to receive any future payments and/or repay any prior payments determined by the Committee to have been inappropriately received by the employee. If the Corporation’s financial results are restated due to fraud, any employee who the Committee determines participated in or is responsible for the fraud causing the need for the restatement forfeits the right to receive any future payments under the Plan and must repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. Any repayments required under this Section 10(g) must be made by the employee within ten (10) days following written demand from the Corporation.
(h)	It is intended that the Plan and awards issued hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the awards are subject thereto, and the Plan and such awards shall be interpreted on a basis consistent with such intent. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.